EXHIBIT 16.1

HURLEY & COMPANY
Certified Public Accountants

Securities and Exchange Commission
450 5th Street
Washington, D.C. 20549

We have read and agree with the first paragraph of the comments in Item 4 of Form 8-K of National Scientific Corporation dated November 23, 2005.

/s/ Hurley & Company

Hurley & Company

Granada Hills, California
November 30, 2005

Suite 100 14540 Devonshire Street Granada Hills, California 91344	Telephone (818) 895-1943 Facsimile (818) 891-8050 WWW.HURLEYCPA.COM	Member - AICPA Center for Public Company Audit Firms